SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 25, 2006
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Date of Report
(Date of Earliest Event Reported)

Conversion Solutions Holdings Corp.
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(Exact Name of Registrant as Specified in its Charter)

125 Town Park Drive Suite 300 Kennesaw, GA 30144
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(Address of principal executive offices)

(770) 420-8270
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(Registrant's telephone number, including area code)

N/A
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(Former name and former address, if changed since last report)

Delaware	000-13910	43-2109079
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(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

Item 1.01     Entry into a Material Definitive Agreement

The Board of Directors has approved a contract extension with the Caracas Group and accepted into its Asset Management Portfolio an additional 5 Billion Euro denominated Global, Bonds on the Republic of Venezuela with an 11% annual coupon.

The bond has been loaded in the Euroclear system with the following codes:

ISIN:	DE0006106875

Common Code:	012481241

Item 9.01     Financial Statements and Exhibits

(d) Exhibits:

10.1     Press Release September 25, 2006

Date:	September 25, 2006	Conversion Solutions Holdings Corp.
a Delaware corporation

By: /s/ Rufus Paul Harris
Rufus Paul Harris, Chief Executive Officer

Exhibit 10.1

Conversion Solutions announces 5 billion Euro addition to Asset Management Portfolio

KENNESAW, Ga., September 25, 2006 -- Conversion Solutions Holdings Corp (OTC BB: CSHD), a Delaware Corporation announces the following current events have taken place.

CVSU would like to announce an additional 5 Billion Euro denominated Global, Bonds on the Republic of Venezuela with a 11% annual coupon; has been added to the companies Asset Management Portfolio. The bond has been loaded in the Euroclear system with the following codes:

ISIN:	DE0006106875

Common Code:	012481241

About Conversion Solutions Holdings Corp

CSHD is a diversified holdings corporation, which was formed to originate, fund and source funding for asset-based transactions in the private market. CSHD's main service will be to acquire, fund and provide insurance to target companies in the currently underserved $15,000,000 to $100,000,000 asset finance market. Our funding will enable our businesses to compete more effectively, improve operations and increase value. CSHD is headquartered in Kennesaw, Georgia, a suburb of Atlanta. For more information, please visit us at (www,cvsu,us).

Contact:	Conversion Solutions Holdings Corp
770-420-8270
Ben Stanley - Ext. 2383
Rufus Harris - Ext.2384
Sabra Dabbs - Ext.2385
Mitch Sepaniak - Ext.-2382